Exhibit 4

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

dated as of

February 13, 2006

among

NTELOS HOLDINGS CORP.,

QUADRANGLE CAPITAL PARTNERS LP,

QUADRANGLE SELECT PARTNERS LP,

QUADRANGLE CAPITAL PARTNERS-A LP,

CITIGROUP VENTURE CAPITAL EQUITY PARTNERS, L.P.,

CVC/SSB EMPLOYEE FUND, L.P.,

CVC EXECUTIVE FUND LLC

and

THE MANAGEMENT SHAREHOLDERS NAMED HEREIN

AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) dated as of February 13, 2006 among (i) NTELOS Holdings Corp., a Delaware corporation (the “Company”), (ii) Quadrangle Capital Partners LP, a Delaware limited partnership, Quadrangle Select Partners LP, a Delaware limited partnership, and Quadrangle Capital Partners-A LP, a Delaware limited partnership (collectively, the “Quadrangle Entities”), (iii) Citigroup Venture Capital Equity Partners, L.P., a Delaware limited partnership (“CVC Equity”), CVC/SSB Employee Fund, L.P., a Delaware limited partnership, CVC Executive Fund LLC, a Delaware limited liability company and the other Persons listed on the signature pages hereof under “CVC Entities” (collectively, the “CVC Entities” and, together with the Quadrangle Entities, the “Institution al Shareholders”) and (iv) the Persons listed on the signature pages hereof under “Management Shareholders” (the “Management Shareholders”).

W I T N E S S E T H :

WHEREAS, pursuant to the Transaction Agreement (as defined below) certain parties hereto own or will be acquiring Company Securities (as defined below);

WHEREAS, the parties listed on the signature pages hereof entered into the Shareholder Agreement dated May 2, 2005 (the “Original Agreement”) to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Transaction Agreement;

WHEREAS, in connection with the consummation of the First Public Offering (as defined herein), in accordance with Section 7.04 of the Original Agreement the parties executing the signature pages to this Agreement wish to amend and restate the Original Agreement in its entirety;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  (a)  The following terms, as used herein, have the following meanings:

“Adjusted Cost Price” means, with respect to each of the Unvested Incentive Shares, the original purchase price paid by the applicable Management Shareholder for such Unvested Incentive Shares (including any Unvested Incentive Shares which have been converted into other shares of capital of the Company, and adjusted for any stock dividend payable upon, or subdivision or combination of, the Unvested Incentive Shares).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company.  For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Shareholder or group of Shareholders, and with respect to any class of Company Securities, the total amount of such class of Company Securities “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Shareholder or group of Shareholders as of the date of such calculation, calculated on a Fully Diluted basis.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Bylaws” means the Bylaws of the Company, as amended and restated and thereafter amended from time to time.

“Cause” shall exist with respect to a Management Shareholder if such Management Shareholder has (i) committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any Subsidiary of the Company or a felony involving the business, assets, customers or clients of the Company or any Subsidiary of the Company or has been convicted by a court of competent jurisdiction or has plead guilty or nolo contendere to any other felony; (ii) committed a material breach of any written confidentiality, non-compete, non-solicitation or business opportunity covenant contained in any agreement entered into by such Management Shareholder and the Company or any of its Affiliates; or (iii) substantially failed to perform such

Management Shareholder’s duties to the Company or any Subsidiary, including by committing a material breach of any written covenant contained in any agreement entered into by such Management Shareholder and the Company or any Subsidiary of the Company (other than a confidentiality, non-compete, non-solicitation or business opportunity covenant) after written notice and an opportunity to cure (not to exceed 30 days) (it being understood that conduct pursuant to a Management Shareholder’s exercise of good faith business judgment should not constitute “Cause”).

“Change-of-Control” means, with respect to the Company, (i) the acquisition by any Person or any such “group” (other than the Institutional Shareholders and their Permitted Transferees) of securities of the Company representing more than 51% of the combined voting power of the Company’s then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally or (ii) a sale or transfer by the Company of substantially all of the consolidated assets of the Company and its Subsidiaries to a Person that is not an Affiliate of the Company prior to such sale or transfer.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended from time to time.

“Class B Common Stock” means the Class B Common Stock, par value $.01 per share, of the Company having the rights described in the Charter and any stock into which such Class B Common Stock may thereafter be converted or changed.  “Class B Common Shares” means shares of Class B Common Stock.

“Closing Date” means May 2, 2005.

“Code” means the Internal Revenue Code of 1986.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company having the rights, including voting rights, described in the Charter and any stock into which such Common Stock may thereafter be converted or changed.  “Common Shares” means shares of Common Stock.

“Company Common Stock” means the Common Stock and the Class B Common Stock.  “Company Common Shares” means shares of Company Common Stock.

“Company Securities” means (i) the Company Common Stock, (ii) securities convertible into or exchangeable for Company Common Stock, and (iii) options, warrants or other rights to acquire Company Common Stock or any other equity or equity-linked security issued by the Company.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” means, with respect to any purchase of Unvested Incentive Shares pursuant to Section 4.04, the fair market value as determined by the Board in its good faith judgment, using commonly accepted valuation techniques where applicable, based upon the amount that would be recovered by the holder of such Unvested Incentive Share if all of the capital stock of the Company were sold to a buyer in a single transaction and the proceeds from such transaction were allocated to the holders of the capital stock of the Company as if the proceeds were distributed in a liquidation of the Company pursuant to the Charter.

“First Public Offering” means the initial Public Offering being consummated in connection with the execution of this amendment and restatement to the Original Agreement.

“Five Percent Shareholder” means a Shareholder whose Aggregate Ownership of Company Common Shares divided by the Aggregate Ownership of such Company Common Shares by all Shareholders is 5% or more.

“Fully Diluted” means, with respect to any class of Company Securities, all outstanding shares of such class of Company Securities and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for shares of such class of Company Securities or securities convertible into or exchangeable for shares of such class of Company Securities.

“GAAP” means generally accepted accounting principles in the United States.

“Incentive Shares” means any and all of the Company Common Shares issued in respect of the Company’s formerly outstanding shares of Class A Common Stock, par value $.01 per share, and all other securities of the Company (or a successor to the Company) received on account of ownership of such Company Common Shares, including any and all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

“Independent Director” means a member of the Board who is “independent” as and to the extent defined by, and who otherwise satisfies the “independence” requirements for a member of a board of directors as set forth in, the applicable rules and regulations from time to time promulgated by the Nasdaq Stock Market, Inc. and the SEC.

“Joint Venture” means any joint venture, partnership or other similar arrangement of which the Company or any Subsidiary is a member.

“NASD” means the National Association of Securities Dealers, Inc.

“Permitted Transferee” means

(i)

in the case of any Quadrangle Entity, (A) any other Quadrangle Entity, (B) any general or limited partner of any Quadrangle Entity, and any corporation, partnership or other Person that is an Affiliate of any such general or limited partner (collectively, “Quadrangle Affiliates”), (C) any managing director, general partner, director, limited partner, officer or employee of any Quadrangle Entity or any Quadrangle Affiliate, or any spouse, lineal descendent, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, “Quadrangle Associates”), or (D) any trust the beneficiaries of which, any charitable trust the grantor of which or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of whic h, include only the Quadrangle Entities, Quadrangle Affiliates, Quadrangle Associates, their spouses or their lineal descendants;

(ii)

in the case of any CVC Entity, (A) any other CVC Entity, (B) any general or limited partner of CVC Entity, and any corporation, partnership or other Person that is an Affiliate of any such general or limited partner (collectively, “CVC Affiliates”), (C) any managing director, general partner, director, limited partner, officer or employee of any CVC Entity or any CVC Affiliate, or any spouse, lineal descendent, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, “CVC Associates”), or (D) any trust the beneficiaries of which, any charitable trust the grantor of which or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which, include only the CVC Entities, CVC Affiliates, CVC Associates, their spouses or their lineal descendants; and

(iii)

in the case of any Management Shareholder, (A) a Person to whom Company Common Shares are Transferred from such Management Shareholder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind, provided that, in the case of clause (2), such transferee is the spouse or the lineal descendant, sibling or parent of such Management Shareholder, or (B) a trust that is for the exclusive benefit of such Management Shareholder or its Permitted Transferees under (A) above.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form or a registration statement relating to a Unit Offering.

“Registrable Securities” means, at any time, any Company Common Shares until (i) a registration statement covering such Company Common Shares has been declared effective by the SEC and such Company Common Shares have been disposed of pursuant to such effective registration statement, (ii) such Company Common Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such Company Common Shares may be sold pursuant to Rule 144(k) or (iii) such Company Common Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Company Common Shares not bearing the legend required pursuant to this Agreement and such Company Common Shares may be resold without subsequent registration under the Securities Act; provided that in no event shall any Unvested Incentive Shares be considered Registrable Securities.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and e xpenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 5.04(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of the Shareholders, including one counsel for all of the Shareholders participating in the offering selected (A) by the Institutional Shareholders, in the case of any offering in which such Shareholders participate, or (B) in any other case, by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customa rily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred b y the Company or its appropriate officers in connection with their compliance with Section 5.04(m).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Shareholder” means each Person (other than the Company) who shall be a party to or bound by this Agreement, whether in connection with the execution and delivery of the Original Agreement, pursuant to Sections 3.03 or 7.03 or otherwise, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Termination with Cause” means termination of a Management Shareholder’s employment with the Company and all of its Subsidiaries that is determined by the Board acting in good faith to be a Termination for Cause.

“Termination without Cause” means any termination of a Management Shareholder’s employment by the Company and all of its Subsidiaries that is not determined by the Board acting in good faith to be a Termination with Cause.

“Transaction Agreement” means the Transaction Agreement dated as of January 18, 2005 by and among NTELOS Inc., Project Holdings Corp. (as predecessor to the Company), Project Merger Sub Corp. and certain shareholder signatories thereto, as amended.

“Transfer” means, with respect to any Company Security, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such security or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such security or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Unit Offering” shall mean a Public Offering of a combination of debt and equity securities of the Company in which (i) not more than ten percent (10%) of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Exchange Act.

“Unvested Incentive Shares” means that portion of the aggregate Incentive Shares held by the applicable Management Shareholder that does not consist of Vested Incentive Shares.

“Vested Incentive Shares” means that portion of the aggregate Incentive Shares held by the applicable Management Shareholder equal to the following percentages: (i) after consummation of the First Public Offering and on or prior to May 2, 2007, 50%; (ii) after May 2, 2007 and on or prior to May 2, 2008, 75%; and (iii) after May 2, 2008, 100%; provided that upon (x) a Change-of-Control, 100% of the Incentive Shares held by any single Management Shareholder will become Vested Incentive Shares and (y) a Termination without Cause of such Management Shareholder after May 2, 2006, an additional portion of such

Management Shareholder’s Incentive Shares scheduled to become Vested Incentive Shares by the next anniversary of the Closing Date (May 2, 2007 or May 2, 2008, as applicable) will become Vested Incentive Shares determined by multiplying the number of such Management Shareholder’s Incentive Shares that would have become Vested Incentive Shares upon the next anniversary of the Closing Date times a fraction, the numerator of which is the number of full calendar quarters that as of the date of such Management Shareholder’s termination of employment have elapsed since the last anniversary of the Closing Date and the denominator of which is four.  Upon the exercise of options for Incentive Shares by a Management Shareholder, such Incentive Shares shall be considered Vested Incentive Shares for purposes of this Agreement, provided that such Incentive Shares shall not be included for purposes of deter mining the percentages in the immediately preceding sentence.

(b)

The term “Quadrangle Entities”, to the extent such parties shall have transferred any of their Company Securities to “Permitted Transferees”, shall mean the Quadrangle Entities and the Permitted Transferees of the Quadrangle Entities, taken together, and any right or action that may be exercised or taken at the election of the Quadrangle Entities may be taken at the election of the Quadrangle Entities and such Permitted Transferees.

(c)

The term “CVC Entities”, to the extent such parties shall have transferred any of their Company Securities to “Permitted Transferees”, shall mean the CVC Entities and the Permitted Transferees of the CVC Entities, taken together, and any right or action that may be exercised or taken at the election of the CVC Entities may be taken at the election of the CVC Entities and such Permitted Transferees.

(d)

The term “Management Shareholder”, to the extent any such party shall have transferred any of its Company Securities to “Permitted Transferees”, shall mean such Management Shareholder and the Permitted Transferees of such Management Shareholder, taken together, and any right or action that may be exercised or taken at the election of such Management Shareholder may be taken at the election of such Management Shareholder and such Permitted Transferees.

(e)

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Board Representatives	2.10
Company	Preamble

Term	Section
Competing Activity	6.04
Confidential Information	6.01(b)
CVC Entities	Preamble
CVC Equity	Preamble
CVC Representative	6.06(a)
Damages	5.05
Demand Registration	5.01(a)
Indemnified Party	5.07
Indemnifying Party	5.07
Inspectors	5.04(g)
Institutional Shareholders	Preamble
Lock-Up Period	5.03
Maximum Offering Size	5.01(e)
Option Purchase Price	4.04(c)
Management Shareholders	Preamble
Piggyback Registration	5.02(a)
Purchase Option	4.04(a)
Quadrangle Entities	Preamble
Records	5.04(g)
Registering Shareholders	5.01(a)
Replacement Nominee	2.03(a)
Representatives	6.01(b)
Requesting Shareholders	5.01(a)
Shareholder	7.03
Termination Date	4.04(a)

Section 1.02.  Other Definitional and Interpretative Provisions.  Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitali zed terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to a statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
CORPORATE GOVERNANCE

Section 2.01.  Composition of the Board.  (a)  Following the consummation of the First Public Offering, the Board shall consist of seven directors, of whom:

(i)

three directors (at least one of whom must be an Independent Director upon and following the 90th day following consummation of the First Public Offering) will be designated by the Quadrangle Entities; which number shall be reduced to (x) two directors (none of whom must be an Independent Director) if the Aggregate Ownership of the Quadrangle Entities is less than 20% but equal to or greater than 10%, (y) one director (who need not be an Independent Director) if the Aggregate Ownership of the Quadrangle Entities is less than 10% but greater than or equal to 5% and (z) zero directors if the Aggregate Ownership of the Quadrangle Entities is less than 5%;

(ii)

three directors (at least one of whom must be an Independent Director upon and following consummation of the First Public Offering) will be designated by the CVC Entities; which number shall be reduced to (x) two directors (none of whom must be an Independent Director) if the Aggregate Ownership of the CVC Entities is less than 20% but equal to or greater than 10%, (y) one director (who need not be an Independent Director) if the Aggregate Ownership of the CVC Entities is less than 10% but greater than or equal to 5% and (z) zero directors if the Aggregate Ownership of the Quadrangle Entities is less than 5%; and

(iii)

one director will be the chief executive officer of the Company for so long as he or she is employed by the Company.

Prior to the first anniversary of the First Public Offering (or earlier if requested by CVC Equity), the Board shall be expanded to eight members to include an additional Independent Director designated jointly by the Quadrangle Entities and the CVC Entities.

(b)

Each Shareholder entitled to vote for the election of directors to the Board agrees that it will vote its Company Common Shares or execute written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

(c)

The Company agrees to cause each individual designated pursuant to Section 2.01(a) or 2.03 to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or shareholders) to ensure that the composition of the Board is as set forth in this Section 2.01.

Section 2.02.  Removal.  Each Shareholder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its Company Common Shares in favor of the removal of any director who shall have been designated or nominated in accordance with Section 2.01, unless the Person or Persons entitled to designate or nominate such director shall have consented to such removal in writing, provided that if the Person or Persons entitled to designate or nominate any director pursuant to Section 2.01 shall request in writing the removal, with or without cause, of such director, each Shareholder shall vote its Company Common Shares in favor of such removal.

Section 2.03.  Vacancies.  If, as a result of death, permanent disability, retirement, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy on the Board:

(a)

the Person or Persons entitled under Section 2.01 to designate or nominate such director whose death, permanent disability, retirement, resignation or removal resulted in such vacancy may, subject to the provisions of Section 2.01, designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director of the Company; and

(b)

subject to Section 2.01, each Shareholder then entitled to vote for the election of the Replacement Nominee as a director of the Company agrees that it will vote its Company Common Shares, or execute a proxy or written consent, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board.

Any vacancies resulting from an increase in the number of directors may only be filled by the directors then in office.

Section 2.04.  Meetings.  The Board shall hold a regularly scheduled meeting at least once every calendar quarter.

Section 2.05.  Action by the Board.  (a) A quorum of the Board shall consist of a majority of the directors, provided that such majority shall include at least one director designated by the Quadrangle Entities who is not an Independent Director and at least one director designated by the CVC Entities who is not an Independent Director, respectively, for so long as the Quadrangle Entities and CVC Entities, respectively, are entitled to designate one or more directors pursuant to Section 2.01 hereof.

(b)

All actions of the Board shall require (i) the affirmative vote of at least a majority of the directors present at a duly convened meeting of the Board at which a quorum is present (in person or telephonically) or (ii) the unanimous written consent of the Board, provided that, in the event that there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

(c)

The Board may create executive, compensation, audit and such other committees as it may determine.  The Quadrangle Entities and the CVC Entities shall have the right to designate a number of directors comprising each such committee that is proportionate to the number of directors that such Shareholders are entitled to designate pursuant to Section 2.01; provided that no such Shareholder shall have the right to designate any member of a special committee formed in connection with any transaction, or proposed transaction, between the Company or any Subsidiary, on the one hand, and such Shareholder or an Affiliate of such Shareholder, on the other hand.

(d)

No action by the Company (including but not limited to any action by the Board or any committee thereof) shall be taken after the date of the Original Agreement, and the Company shall not permit any action to be taken by any Subsidiary or any Joint Venture (but only, with respect to any Joint Venture, to the extent that the Company or a Subsidiary has the right pursuant to the terms of such Joint Venture to not permit such action to be taken), with respect to any of the following matters without the affirmative approval of the Board:

(i)

(1) any merger or consolidation of the Company, any Subsidiary or any Joint Venture with or into any Person, other than a wholly owned Subsidiary, or of any Subsidiary or Joint Venture with or into any Person other than the Company or any other wholly owned

Subsidiary, (2) any sale of the Company, any Subsidiary, any Joint Venture or any significant operations of the Company, any Subsidiary or any Joint Venture or (3) any acquisition or disposition of assets, business, operations or securities by the Company, any Subsidiary or any Joint Venture (in a single transaction or a series of related transactions) having a value in each case in this clause (3) in excess of $3,000,000;

(ii)

the declaration of any dividend on or the making of any distribution with respect to, or the recapitalization, reclassification, redemption, repurchase or other acquisition of, any securities of the Company, any Subsidiary or any Joint Venture, except (i) as expressly permitted by this Agreement or the Charter and (ii) any dividend made from a Subsidiary of the Company to another Subsidiary of the Company or from a Subsidiary of the Company to the Company;

(iii)

any liquidation, dissolution, commencement of bankruptcy, liquidation or similar proceedings with respect to the Company, any Subsidiary or any Joint Venture;

(iv)

any incurrence, refinancing, alteration of material terms or prepayment by the Company, any Subsidiary or any Joint Venture of indebtedness for borrowed money (or the guaranty by the Company, any Subsidiary or any Joint Venture of any such indebtedness), or the issuance or registration with the SEC of any security by the Company, any Subsidiary or any Joint Venture, in each case other than (i) pursuant to the First Lien Credit Agreement dated as of February 24, 2005, among NTELOS Inc., the subsidiary guarantors named therein, the initial lenders, initial issuing bank and swing line bank each as named therein, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent and Bear Stearns Corporate Lending Inc., as syndication agent, (ii) the Second Lien Credit Agreement dated as of February 24, 2005, among NTELOS Inc., the subsidiar y guarantors named therein, the lenders named therein, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent and Bear Stearns Corporate Lending Inc., as syndication agent, (iii) pursuant to any other revolving credit agreement previously approved by the Board in compliance with this Section 2.05(d), (iv) pursuant to any employee or stock option plans previously approved by the Board in compliance with this Section 2.05(d) or (v) as specifically contemplated by this Agreement;

(v)

any individual or related series of capital expenditures or capital leases which are inconsistent in any material respect with the annual capital expenditure budget approved by the Board in compliance with this Section 2.05(d);

(vi)

any entering into, amending or modifying in any material respect any agreement of the Company, any Subsidiary or any Joint Venture, which is made outside the ordinary course of business and is material to the Company and its Subsidiaries as a whole;

(vii)

any entering into of any agreement, indenture or other instrument that contains any provision that would restrict either the payment of dividends on the Company Common Stock or the repurchase of Company Common Stock in accordance with Section 4.04;

(viii)

any determination of compensation, benefits, perquisites or other incentives for executive officers of the Company, any Subsidiary or any Joint Venture or the approval or amendment of any plans or contracts in connection therewith, any approval of or amendment to any equity or other compensation or benefit plans for employees of the Company, Subsidiary or any Joint Venture or the grant of any stock option or other equity compensation to any employee of the Company, any Subsidiary or any Joint Venture, other than any such determinations, amendments or grants (i) required by law, (ii) to satisfy agreements currently in place or deliver the benefits intended thereunder or (iii) to renew insurance or administrative service contracts relating to benefits plans if such renewals come due in the ordinary course;

(ix)

any appointment or dismissal of any of the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, any division head or any other executive officer in any similar capacity of the Company, any Subsidiary or any Joint Venture;

(x)

any appointment or removal of the regular legal counsel, financial advisors, underwriters, investment bankers or, other than in connection with renewals of coverage at comparable levels in the ordinary course, company-wide insurance providers of the Company, any Subsidiary or any Joint Venture;

(xi)

any exercise or waiver of the Company’s rights under this Agreement, any amendment to the Charter or Bylaws or any adoption of or amendment to the certificate of incorporation, bylaws or other organizational documents of any Subsidiary or Joint Venture;

(xii)

any approval of the annual business plan, budget, capital expenditure budget or long-term strategic plan of the Company, any Subsidiary or any Joint Venture;

(xiii)

any modification of the long-term business strategy or scope of the business of the Company, any Subsidiary or any Joint Venture;

(xiv)

any increase or decrease to the number of directors that comprise the entire board of directors or similar governing body of the Company, any Subsidiary or any Joint Venture;

(xv)

any contract with, obligation to or transaction or series of transactions between, the Company, any Subsidiary or any Joint Venture, on the one hand, and one or more of its stockholders, other equityholders or their respective Affiliates, on the other hand;

(xvi)

any initiation or settlement of any material litigation, arbitration, mediation or other dispute resolution proceeding outside of the ordinary course of business; or

(xvii)

the entry into, or the termination, disposition or material amendment of the terms of, any Joint Venture.

Section 2.06.  Conflicting Charter or Bylaw Provisions.  Each Shareholder shall vote its Company Common Shares or execute proxies or written consents, as the case may be, and shall take all other actions necessary, to ensure that the Company’s Charter and Bylaws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement.

Section 2.07.  Notice of Meeting.  Each director shall receive notice and the agenda of each meeting of the Board or any committee thereof at least five days prior to such meeting.

Section 2.08.  Subsidiary Governance.  The Company and each Shareholder agree that the Quadrangle Entities and the CVC Entities shall have the right to designate a number of directors comprising the board of directors of each Subsidiary and each committee thereof that is proportionate to the number of directors that such Shareholders are entitled to designate pursuant to Section 2.01.  Each Shareholder agrees to vote its Company Common Shares and to cause its representatives on the Board, subject to their fiduciary duties, to vote and take other appropriate action to effectuate the agreements in this Section 2.08 in respect of any Subsidiary.

Section 2.09.  Affiliate Transactions.  The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate of the Company, unless (i) such transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person, (ii) if a Quadrangle Entity or any Affiliate of a Quadrangle Entity is a party to such transaction, CVC Equity (so long as the CVC Entities maintain Aggregate Ownership of at least 5%) shall have consented to such transaction in its capacity as a stockholder of the Company and (iii) if a CVC Entity or any Affiliate of a CVC Entity is a party to such transaction, each Quadrangle Entity (so long as the Quadrangle Entities maintain Aggregate Ownership of at least 5%) shall have consented to such transaction in its capacity as stockholder of the Company.

Section 2.10.  Board Observers.  During the periods described below in this Section 2.10, each Quadrangle Entity and each CVC Entity shall have the right to appoint a representative (collectively, the “Board Representatives”) to attend each meeting of the Board as a non-voting observer, whether such meeting is conducted in person or by teleconference.  The Board Representatives shall have the right to present matters for consideration by the Board and to speak on matters presented by others.  Subject to the confidentiality provisions of this Section 2.10, the Company shall cause the Board Representatives to be provided with all communications and materials that are provided by the Company or its consultants to the members of the Board generally, at the same time and in the same manner that such communications and materials are provided to such membe rs, including all notices, board packages, reports, presentations, minutes and consents.  The Board Representatives shall be entitled to meet and consult with the senior executive management team of the Company on a quarterly basis to discuss the quarterly and annual business plans of the Company and the Company’s Subsidiaries and to review the progress of the Company and the Company’s Subsidiaries in achieving their plans.  In addition, upon request to the chief executive officer of the Company, the members of the senior executive management team of the Company shall make themselves available during normal business hours to meet with the Board Representatives on an interim basis, as the Board Representatives may reasonably request from time to time.

The Company shall use its reasonable best efforts to notify the Board Representatives of any significant business issues or initiatives affecting the Company or the Company’s Subsidiaries, such as changes in the Company’s capital structure, incurrence of any significant indebtedness, significant business acquisitions, dispositions or similar transactions, developments or proposals entailing a potentially significant liability, nomination of directors, appointment or election of senior management personnel, and adoption of contracts, plans or other compensation arrangements covering senior management personnel.  Whenever reasonably practicable, such notice shall be provided to the Board Representatives in a manner that affords the Board Representatives an opportunity to consult with the Company prior to any significant action on such issues or initiatives.  Upon reasonable request by the Board Representatives to the chief executive officer of the Company, the Board Representatives shall be entitled, at their cost and expense, to inspect the books and records and the facilities of the Company and the Company’s Subsidiaries during normal business hours and to request and receive reasonable information regarding th e financial condition and operations of the Company and the Company’s Subsidiaries.  The right of each Quadrangle Entity and each CVC Entity to appoint a Board Representative, and the rights of such Board Representatives described above, shall exist solely during the periods, if any, in which such entity is intended to qualify as a “venture capital operating company” under U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101 and such entity does not possess the right to elect or appoint a member of the Board. Notwithstanding any other provision of this Section 2.10 to the contrary, the Board shall have the right to keep confidential from the Board Representatives for such period of time as the Board deems reasonable any information and copies of written materials the Company is required by law or agreement with a third party to keep confidential. As a condition of the exercise of their rights under this Section 2.10, the Board Representatives shall enter i nto such agreements or undertakings with the Company to maintain the confidentiality of information provided to them in connection with the exercise of such rights as the Company may reasonably request.

ARTICLE 3
RESTRICTIONS ON TRANSFER

Section 3.01.  General.  (a) Each Shareholder understands and agrees that the Company Securities acquired pursuant to the Transaction Agreement have not been registered under the Securities Act and are restricted securities thereunder.  Each Shareholder agrees that it will not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with, or pursuant to an applicable exemption from, the Securities Act, any applicable foreign or state securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b)

Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

Section 3.02.  Legends.  (a) In addition to any other legend that may be required, each certificate for Company Securities that is issued to any Shareholder shall bear a legend in substantially the following form:

 “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.  THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF _________________, 2006, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM NTELOS HOLDINGS CORP. OR ANY SUCCESSOR THERETO.”

(b)

If any Company Securities shall be either (i) disposed of pursuant to a registration statement that has been declared effective by the SEC or (ii) sold under circumstances in which all of the applicable conditions of Rule 144 are met, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such shares without the first sentence of the legend required by Section 3.02(a) endorsed thereon.  If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 3.02(a) endorsed thereon.

Section 3.03.  Permitted Transferees.  (a) Notwithstanding anything in this Agreement to the contrary, any Shareholder may at any time Transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Board or any Management Shareholder or group of Shareholders and without compliance with Sections 3.04 and 3.05 so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto and (b) the Transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws.

(b)

If any Permitted Transferee of any Shareholder to which Company Common Shares have been transferred ceases to be a Permitted Transferee of such Shareholder, such Permitted Transferee shall, and such Shareholder shall cause such Permitted Transferee to, transfer back to such Shareholder (or to another Permitted Transferee of such Shareholder) any Company Common Shares it owns on or prior to the date that such Permitted Transferee ceases to be a Permitted Transferee of such Shareholder.

Section 3.04.  Restrictions on Transfers by the Institutional Shareholders.  Except as provided in Section 3.03 hereof, each Institutional Shareholder may transfer its Company Securities only as follows:

(a)

in a Transfer to which CVC Equity (in the case of a Transfer by any of the Quadrangle Entities) consents or the Quadrangle Entities (in the case of a Transfer by any of the CVC Entities) consent;

(b)

in a Transfer pursuant to Article 5 hereof; or

(c)

in a Transfer made at least 18 months following the date of the First Public Offering that complies with Rule 144 under the Securities Act (including Rule 144(k) to the extent available to all CVC Entities and their Permitted Transferees on the one hand or all Quadrangle Entities and their Permitted Transferees on the other hand); provided that the amount of Company Securities to be Transferred pursuant to Rule 144 by the CVC Entities and their Permitted Transferees, on the one hand, and the Quadrangle Entities and their Permitted Transferees, on the other hand, shall be aggregated for purposes of determining compliance with the volume limitations set forth in paragraph (e) of Rule 144.

Section 3.05.  Restrictions on Transfers by the Management Shareholders.  Except as provided in Section 3.03, each Management Shareholder may transfer its Company Securities only as follows:

(a)

in a Transfer pursuant to Section 4.04;

(b)

in a Transfer pursuant to Article 5 hereof; or

(c)

in a Transfer of Company Securities which are not Unvested Incentive Shares made following the consummation of the First Public Offering.

ARTICLE 4
PURCHASE OPTION

Section 4.01.  Intentionally Omitted.

Section 4.02.  Intentionally Omitted.

Section 4.03.  Intentionally Omitted.

Section 4.04.  Purchase Option.  (a) In the event that on or prior to the fourth anniversary of the Closing Date, any Management Shareholder shall cease to be employed by the Company or any of its Subsidiaries for any reason (including, but not limited to, death, disability, retirement at age 65 or more under the Company’s or of its Subsidiaries’ normal retirement policies, resignation or termination by the Company or any of its Subsidiaries, as the case may be, with or without Cause), not including a leave of absence approved by the Company, such Management Shareholder shall give prompt notice to the Company of such termination (except in the case of termination by the Company), and the Company, and/or, if approved by the Board, the Company’s designee, shall have the right and option at any time within 90 days after the later of the effective date of such termination o f employment (the “Termination Date”) or the date of the Company’s receipt of the aforesaid notice (which 90-day period shall be extended if such transaction is subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days), to purchase from such Management Shareholder, any or all of the Unvested Incentive Shares then owned by such Management Shareholder (and his or her Permitted Transferees) at a purchase price equal to the Option Purchase Price (as defined below).  The Company shall give notice to the terminated Management Shareholder of its intention (or the intention of its designee, as applicable) to purchase Unvested Incentive Shares at any time not later than 90 days after the Termination Date (which 90-day period shall be extended if such transaction is subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no ev ent later than 180 days).  The right of the Company (or its designee, as applicable) set forth in this Section 4.04 to purchase a terminated Management Shareholder’s Unvested Incentive Shares (and the Unvested Incentive Shares of the persons or entities deemed to be included in the definition of such Management Shareholder pursuant to this Agreement) is hereinafter referred to as the “Purchase Option.”

(b)

The Purchase Option shall be exercised by written notice to the terminated Management Shareholder signed by an officer of the Company on behalf of the Company.  Such notice shall set forth the number of Unvested Incentive Shares desired to be purchased and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent.  At such closing, the seller shall deliver the certificates evidencing the number of Unvested Incentive Shares to be purchased by the Company and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company and/or its designee good title to such of the Unvested Incentive Shares to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities , claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company and/or its designee shall deliver to the seller the full amount of the Option Purchase Price for such Securities in cash by certified or bank cashier’s check.

(c)

The “Option Purchase Price” for the Unvested Incentive Shares to be purchased from such Management Shareholder pursuant to the Purchase Option shall equal the price calculated as set forth below:

Type of Employment Cessation	Unvested Incentive Shares Option Purchase Price
Resignation or termination for any reason other than Cause	Adjusted Cost Price
Termination with Cause	Lesser of Fair Market Value or Adjusted Cost Price

Notwithstanding anything to the contrary contained herein, in connection with the exercise of any Purchase Option pursuant to Section 4.04, the Company may offset from the Option Purchase Price paid to any Management Shareholder the aggregate amount of any outstanding principal and accrued but unpaid interest due on any indebtedness of such Management Shareholder to the Company.

ARTICLE 5
REGISTRATION RIGHTS

Section 5.01.  Demand Registration.  (a) If at any time following the earlier of (x) 180 days after the effective date of the registration statement for the First Public Offering and (y) the expiration of the period during which the managing underwriters for the First Public Offering shall prohibit the Company from effecting any other public sale or distribution of Company Securities, the Company shall receive a joint request from the Quadrangle Entities and the CVC Entities (the “Requesting Shareholders”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request, a “Demand Registration”) at least 15 Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the Management Shareholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)

all Registrable Securities for which the Requesting Shareholders have requested registration under this Section 5.01, and

(ii)

subject to the restrictions set forth in Sections 5.01(e) and 5.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholders that any Shareholders with rights to request registration under Section 5.02 (all such Shareholders, together with the Requesting Shareholders, the “Registering Shareholders”) have requested the Company to register by request received by the Company within 15 Business Days after such Shareholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that, subject to Section 5.01(d), the Company shall not be obligated to effect more than three Demand Registrations for the Institutional Shareholders, other than Demand Registrations to be effected pursuant to a Registration Statement on Form S-3 (or any successor thereto), for which an unlimited number of Demand Registrations shall be permitted; provided further that the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $15,000,000.  In no event shall the Company be required to effect more than one Demand Registration hereunder within any six-mon th period.

(b)

Promptly after the expiration of the 15 Business Day-period referred to in Section 5.01(a)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein.  At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

(c)

The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration.

(d)

A Demand Registration shall not be deemed to have occurred:

(iii)

unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

(iv)

if the Maximum Offering Size is reduced in accordance with Section 5.01(e) such that less than 66 2/3% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

(e)

If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(v)

first, all Registrable Securities requested to be registered by the Institutional Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each),

(vi)

second, all Registrable Securities requested to be included in such registration by any other Registering Shareholder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Management Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Shareholder), and

(vii)

third, any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

(f)

Upon notice to each Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 5.01 on one occasion during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 5.02.  Piggyback Registration.  (a) If at any time after the First Public Offering the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to Company Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 30 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 5.02 and shall offer such Shareh older the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 5.02(b).  Upon the request of any such Shareholder made within 15 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company’s registration must s ell their Registrable Securities to the underwriters selected as provided in Section 5.04(f)(i) on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 5.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.01.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)

If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)

first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

(ii)

second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to Section 5.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each), provided, that, the managing underwriter may select shares of Registrable Securities for inclusion, or exclude shares completely, in such Piggyback Registration on a basis other than a pro rata basis if, in the reasonable opinion of such underwriter, selection on such other basis, or inclusion of such shares, would be material to the success of the offering, and

(iii)

third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 5.03.  Lock-Up Agreements.  If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Shareholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree, which period of time shall be the lock-up period applicable to all shareholders of the Company, and (ii) 180 days (such earlier period, the “Lock-Up Period” for the applicable registration statement).  In the event of a conflict between this Section 5.03 and any separate lock-up agreement executed between a Shareholder and the lead managing underwriter of a Public

Offering with respect to that Public Offering, the terms of such lock-up agreement shall govern and control.

Section 5.04.  Registration Procedures.  Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 5.01 or 5.02, subject to the provisions of such Sections, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)

The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Registering Shareholders included in such registration statement shall have actually been sold thereunder).

(b)

Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.  Each Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use its reasonable best efforts to comply with such request, provided that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)

After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)

The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction whe re it would not otherwise be required to qualify but for this Section 5.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)

The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f)

(i) The Institutional Shareholders shall have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by the Institutional Shareholders of a Demand Registration which underwriter or underwriters may include an Affiliate of an

Institutional Shareholder and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.

(g)

Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. &nbs p;Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each Registering Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public.  Each Registering Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent discl osure of the Records deemed confidential.

(h)

The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

(i)

The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j)

The Company may require each such Registering Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k)

Each such Registering Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period r eferred to in Section 5.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e).

(l)

The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m)

The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(n)

The Company will provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by a registration statement from and after a date not later than the effective date of such registration statement.

Section 5.05.  Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Registering Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements ther eto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Shareholder and it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages.  The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.05.

Section 5.06.  Indemnification by Participating Shareholders.  Each Registering Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only (i) with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense.  Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06.  As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to inde mnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  No Registering Shareholder shall be liable under this Section 5.06 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 5.07.  Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such

Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 5.08.  Contribution.  If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault o f the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters.  The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged unt rue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Registering Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Registering Shareholder’s obligation to contribute pur suant to this Section 5.08 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint.

Section 5.09.  Participation in Public Offering.  No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 5.10.  Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 5.11.  Cooperation by the Company.  If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

Section 5.12.  No Transfer of Registration Rights.  None of the rights of Shareholders under this Article 5 shall be assignable by any Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144.

ARTICLE 6
CERTAIN COVENANTS AND AGREEMENTS

Section 6.01.  Confidentiality. (a) Each Shareholder agrees that Confidential Information (as defined below) furnished and to be furnished to it was and will be made available in connection with such Shareholder’s investment in the Company.  Each Shareholder agrees that it will use, and that it will cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including, without limitation, to disadvantage competitively the Company or any Management Shareholder).  Each Shareholder further acknowledges and agrees that it will not disclose any Confidential Information to any Person, provided that Confidential Information may be disclosed (i) to such Shareholder’s Representatives (as defined below) in the normal course of t he performance of their duties or to any financial institution providing credit to such Shareholder, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject, provided that such Shareholder gives the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)), (iii) to any Person to whom such Shareholder is contemplating a Transfer of its Company Securities (provided that such Transfer would not be in violation of the provisions of this Agreement and as long as such potential transferee is advised of the confiden tial nature of such information and agrees to be bound by a confidentiality agreement in form and substance reasonably satisfactory to the Company and consistent with the provisions hereof), (iv) to any regulatory authority or rating agency to which the Shareholder or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information or (v) if the prior written consent of the Board shall have been obtained.  Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

(b)

“Confidential Information” means any information concerning the Company and Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company and Persons that are or become its Subsidiaries in the possession of or furnished to any Shareholder (including, without limitation by virtue of its present or former right to designate a director of the Company), provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) is or was available to such Shareholder on a no n-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company or (iii) was or becomes available to such Shareholder on a non-confidential basis from a source other than the Company, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Shareholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

Section 6.02.  Information.  So long as any Company Securities remain outstanding, the Company shall deliver to each Five Percent Shareholder:

(a)

as soon as practicable and, in any event within 30 days after the end of each month, the unaudited consolidated balance sheet of the Company and the Subsidiaries as at the end of such month and the related unaudited statement of operations and cash flow for such month, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding month and portion of the previous fiscal year, and the figures for the corresponding month and portion of the then current fiscal year as in the Company’s annual operating budget;

(b)

as soon as practicable and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year of the Company, consolidated balance sheets of the Company and the Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal quarter, in each case prepared in accordance with GAAP, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the Company’s Chief Financial Officer that they fairly present the financial condition of the Company and the Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated, subject to normal year-end adjustments;

(c)

as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and the Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year setting forth in each case, in comparative form, the consolidated figures for the previous year, all in reasonable detail and accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Company, which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of the Company and the Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the p eriods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(d)

promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its securityholders or by any Subsidiary to its securityholders other than the Company or another Subsidiary, all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any Subsidiary with any securities exchange or with the SEC, and all press releases and other written statements made available generally by the Company or any Subsidiary to the public; and

(e)

as promptly as reasonably practicable, such additional information regarding the financial position or business of the Company and its Subsidiaries as such Five Percent Shareholder may reasonably request.

Section 6.03.  Certain Financial Information.  So long as any Company Securities remain outstanding, the Company shall deliver to each Shareholder, whose Aggregate Ownership of Company Common Shares divided by the Aggregate Ownership of such Company Common Shares by all Shareholders is 10% or more:

(a)

all information provided in writing to lenders pursuant to the Company’s credit facility; and

(b)

promptly upon receipt thereof, copies of all reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the Company’s financial statements made by such accountant, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit.

Section 6.04.  Business Opportunity.  To the fullest extent permitted by applicable law and the Company’s Charter, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Company and any Institutional Shareholder.  No Institutional Shareholder nor any of its Affiliates shall have any obligation to refrain from (i) engaging in the same or similar activities or lines of business as the Company or developing or marketing any products or services that compete, directly or indirectly, with those of the Company, (ii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or (iii) doing business with any client or customer of the Company (each of the activities referre d to in clauses (i)-(iii), a “Competing Activity”); provided that, with respect to each Competing Activity in which an Institutional Shareholder engages, such Institutional Shareholder shall, and shall cause its Affiliates to, use its reasonable best efforts to (A) avoid taking any actions that would be reasonably likely to have a significant adverse regulatory impact on the Company and the Subsidiaries, taken as a whole, and (B) implement appropriate internal controls to protect Confidential Information in a manner consistent with the obligations of such Institutional Shareholder pursuant to Section 6.01.

Section 6.05.  Intentionally Omitted.

Section 6.06.  Appointment of CVC Shareholder Representative.  (a) Each CVC Entity hereby covenants and agrees that CVC Equity (the “CVC Representative”) is fully and exclusively authorized, empowered and appointed to serve as its sole representative and agent, to take any and all action, including the execution and delivery of any documents, and make any and all decisions and determinations that may be required or permitted to be taken or made hereunder by such CVC Entity, to perform all of the obligations of such CVC Entity required or permitted to be performed hereunder, and to execute, deliver and perform on behalf of such CVC Entity any and all amendments hereto.  Any such action, decision or determination taken or made by the CVC Representative, and any such amendment, shall be absolutely and irrevocably binding on such CVC Entity as if such CVC Entity had persona lly taken such action or made such decision or determination in its, his or her individual (or, as applicable, fiduciary) capacity.

(b)

Notwithstanding any other provision of this Agreement, (i) each CVC Entity hereby irrevocably relinquishes its, his or her right to act independently and other than through the CVC Representative, and (ii) no CVC Entity shall have any right by virtue of any provision in this Agreement or otherwise to institute any suit, action or proceeding in equity or at law upon or under or with respect to any matter hereunder, any such rights being irrevocably and exclusively delegated to the CVC Representative, who, acting in accordance with the terms hereof, shall be the sole party entitled to enforce any rights of such CVC Entity with respect to any matter hereunder.

(c)

The CVC Representative hereby acknowledges the foregoing authorization and appointment, agrees to serve as such and covenants and agrees with each other party hereto that it will fulfill all its obligations hereunder.  All actions taken, notices given or received and documents executed by the CVC Representative pursuant to the authority granted hereunder may be relied upon by the Company and the Shareholders, and neither the Company nor any Shareholder shall be required to make any inquiry regarding such actions, notices or documents.

(d)

The Shareholder serving as CVC Representative may be replaced with another Shareholder at any time and from time to time by the vote of a majority of the Company Common Shares held by all CVC Entities.  Such successor CVC Representative shall thereupon succeed to and become vested with all the rights and duties of the predecessor CVC Representative, and such predecessor CVC Representative shall be discharged from its duties and obligations hereunder.  The successor CVC Representative shall notify the Company and each Shareholder as promptly as practicable after such replacement.

ARTICLE 7
MISCELLANEOUS

Section 7.01.  Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof, including the Subscription Agreement dated as of February 25, 2005 among Project Holdings LLC (as predecessor to the Company) and certain of the parties to this Agreement and the letter agreement dated January 18, 2005, as amended, between CVC Equity and Quadrangle GP Investors LP.

Section 7.02.  Binding Effect; Benefit.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7.03.  Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Permitted Transferee acquiring Company Securities and any Person acquiring Company Securities who is required by the terms of this Agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of the Company or any Subsidiary to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Shareholder”.  Any Shareholder who ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than Section 6. 01 and this Article 7).

Section 7.04.  Waiver; Amendment.  No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.  No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Board and each Institutional Shareholder; provided that any amendment or modification of Section 3.05, 4.04 or Article 5 that would adversely and disproportionately affect the Management Shareholders relative to the Institutional Shareholders may be effected only with the consent of Management Shareholders holding more than 50% of the outstanding Company

Common Shares held by all Management Shareholders at the time of such proposed amendment or modification.

Section 7.05.  Notices.  All notices, requests and other communications to any party shall be in writing (including facsimile transmissions) and shall be given,

if to the Company to:

NTELOS Holdings Corp.
c/o Quadrangle Capital Partners LP
375 Park Avenue
New York, NY  10152
Attention:  Kimberley Carlson
Fax:  (212) 418-1701

with a copy to the Quadrangle Entities and the CVC Entities at the addresses listed below;

if to any of the Quadrangle Entities, to:

Quadrangle Capital Partners LP
375 Park Avenue
New York, NY  10152
Attention:  Kimberley Carlson
Fax:  (212) 418-1701

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York,  NY 10017
Attention:  Phillip R. Mills
Fax:  (212) 450-3800

if to any of the CVC Entities, to:

Citicorp Venture Capital
399 Park Avenue, 14th Floor
New York, NY 10043
Attention:  Michael A. Delaney
Fax:  (212) 888-2940

with a copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA  19103-2793
Attention:  Geraldine A. Sinatra
Fax:  (215) 994-2222

if to a Management Shareholder, to the address or facsimile number set forth on the signature pages hereto with respect to such Management Shareholder.

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.  Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one business day, or by personal delivery, whether courier or otherwise, made within two business days after the date of such facsimile transmissions.

Any Person who becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each Management Shareholder.

Section 7.06.  Fees and Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that the Company shall pay all out-of-pocket costs and expenses of the Institutional Shareholders, including the reasonable fees and expenses of counsel, incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto.

Section 7.07.  Headings.  The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 7.08.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 7.09.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 7.10.  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.11.  Specific Enforcement.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 7.12.  Consent to Jurisdiction.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware state court sitting in Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the nonexclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objec tion that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.05 shall be deemed effective service of process on such party.

Section 7.13.  Severability.  If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum possible extent so as to effectuate the parties’ intent to the maximum possible extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

Section 7.14.  Recapitalization.  If any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Company Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Company Securities or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as fairly and equitably to preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

Section 7.15.  No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with, or grants rights superior to the rights granted to the Shareholders pursuant to, this Agreement.

Section 7.16.  Effective Time; Legal Effect.  This Agreement shall become effective to amend and restate the Original Agreement in its entirety and shall be binding upon all Shareholders who executed the Original Agreement effective upon the occurrence of both of the following: (i) the execution of this Agreement by the required signatories pursuant to Sections 7.04 and 6.06 hereof and (ii) the consummation on the date of this Agreement of the First Public Offering.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANY:

NTELOS HOLDINGS CORP.

By:

_______________________________

Name:

Title:

By:

______________________________

Name:

Title:

QUADRANGLE ENTITIES:

QUADRANGLE CAPITAL PARTNERS LP

By:

Quadrangle GP Investors LP, as its General Partner

By:

Quadrangle GP Investors LLC, as its General Partner

By:

______________________________

Name:

Title:

QUADRANGLE SELECT PARTNERS LP

By:

Quadrangle GP Investors LP, as its General Partner

By:

Quadrangle GP Investors LLC, as its General Partner

By: _______________________________

Name:

Title:

QUADRANGLE CAPITAL PARTNERS-A LP

By:

Quadrangle GP Investors LP, as its General Partner

By:

Quadrangle GP Investors LLC, as its General Partner

By:

_______________________________

Name:

Title:

CVC ENTITIES:

CITIGROUP VENTURE CAPITAL EQUITY PARTNERS, L.P.

By:

CVC Partners LLC, as its General Partner

By: _______________________________

Name:

Title:

CVC/SSB EMPLOYEE FUND, L.P.

By:

CVC Partners LLC, as its General Partner

By: ______________________________

Name:

Title:

CVC EXECUTIVE FUND LLC

By:

Citigroup Venture Capital GP Holdings, Ltd., as managing member

By: ______________________________

Name:

Title:

__________________________________

Clayton M. Albertson

__________________________________

Christopher D. Bloise

__________________________________

John P. Civantos

__________________________________

Michael A. Delaney

__________________________________

Marcus Ehrler

__________________________________

Scott F. Elkins

__________________________________

Andrew S. Gesell

__________________________________

Michael S. Gollner

__________________________________

Richard A. Mayberry, Jr.

ALCHEMY, L.P.

By:

______________________________

Name:

Thomas F.  McWilliams

Title:

General Partner

__________________________________

Harris Newman

BG PARTNERS L.P.

By

_______________________________

Name:

Title:

__________________________________

Joseph M. Silvestri

__________________________________

Michael D. Stephensen

__________________________________

David F. Thomas

__________________________________

James A. Urry

SIXTY-FOUR BR PARTNERSHIP

By:

_____________________________

Name:

Title:

_________________________________

Claus von Hermann

_________________________________

Jeffrey F. Vogel

ABG INVESTMENT MANAGEMENT, LLC

By:

____________________________

Name:

Title:

MANAGEMENT SHAREHOLDERS:

THE JAMES S. QUARFORTH REVOCABLE TRUST,

dated April 25, 2005

By:  _____________________________

       Name:  James S. Quarforth

       Title: Trustee

Address for Notices:

James S. Quarforth

1615 Old Ballard Road

Charlottesville, Virginia 22901

Fax:________________

MANAGEMENT

SHAREHOLDERS (continued):

THE QUARFORTH IRREVOCABLE TRUST, dated May 1, 2005

By:  Bank of America Trust Company of Delaware, N.A., as its Trustee

By: ______________________________

       Name:

       Title:

Address for Notices:

James S. Quarforth

1615 Old Ballard Road

Charlottesville, Virginia 22901

Fax:________________

__________________________________

Alyssa B. Quarforth

Address for Notices:

1615 Old Ballard Road

Charlottesville, Virginia 22901

Fax:________________

__________________________________

Scott C. Quarforth

Address for Notices:

10210 Guenevere Court

Mechanicsville, Virginia 23116

Fax:_______________

MANAGEMENT

SHAREHOLDERS (continued):

CHERYL B. ROSBERG REVOCABLE TRUST, dated November 6, 2001

By:  _______________________________

       Name:  Cheryl B. Rosberg

       Title: Trustee

Address for Notices:

3016 Quenton Place

Waynesboro, Virginia 22980

Fax:________________

CARL A. ROSBERG REVOCABLE TRUST, dated November 6, 2001

By:  _______________________________

       Name:  Carl A. Rosberg

       Title: Trustee

Address for Notices:

3016 Quenton Place

Waynesboro, Virginia 22980

Fax:________________

___________________________________

Drew Alan Rosberg

Address for Notices:

3016 Quenton Place

Waynesboro, Virginia 22980

Fax:________________

___________________________________

Cameron Jordan Rosberg

Address for Notices:

3016 Quenton Place

Waynesboro, Virginia 22980

Fax:________________

MANAGEMENT

SHAREHOLDERS (continued):

___________________________________

David R. Maccarelli

Address for Notices:

26 Countryside Lane

Waynesboro, VA 22980

Fax:  ________________

THE MACCARELLI IRREVOCABLE TRUST, dated May 1, 2005

By:  Bank of America Trust Company of Delaware, N.A., as its Trustee

By:  ______________________________

       Name:

       Title:

Address for Notices:

David R. Maccarelli

26 Countryside Lane

Waynesboro, Virginia 22980

Fax:_________________

___________________________________

Michael B. Moneymaker

Address for Notices:

201 Alta Drive

Stuarts Draft, VA 24477

Fax:  ________________

__________________________________

Michael B. Moneymaker, as Custodian for Christopher M. Moneymaker

Address for Notices:

201 Alta Drive

Stuarts Draft, Virginia 24477

Fax:_________________

__________________________________

Michael B. Moneymaker, as Custodian for Ryan Edward Moneymaker

Address for Notices:

201 Alta Drive

Stuarts Draft, Virginia 24477

Fax:_________________

___________________________________

Mary McDermott

Address for Notices:

621 Northgate Avenue

Waynesboro, VA 22980

Fax:  ________________

___________________________________

Frank L. Berry

Address for Notices:

2629 Kimbrough Circle

Charlottesville, VA 22901

Fax:  ________________

___________________________________

David J. Keller

Address for Notices:

1960 River Inn Lane

Charlottesville, VA 22901

Fax:  ________________

MANAGEMENT SHAREHOLDERS (continued):

___________________________________

Robert L. McAvoy Jr.

Address for Notices:

9069 Cottleston Circle

Mechanicsville, VA 23116

Fax:  ________________

___________________________________

Francis C. Guido

Address for Notices:

20 Champagnolle Ct.

Little Rock, AR 72223

Fax:  __________________

___________________________________

Denise H. Ramey

Address for Notices:

1651 Gatewick Place

Keswick, VA 22947

Fax:  __________________

___________________________________

Robbie W. Cale

Address for Notices:

104 Greenfield Road

Fishersville, VA 22939

Fax:  __________________

___________________________________

David L. Coats

Address for Notices:

1012 Rolling Meadow Lane

Crozet, VA 22932

Fax:  __________________

MANAGEMENT

SHAREHOLDERS (continued):

___________________________________

Duane K. Breeden

Address for Notices:

407 Yount Avenue

Staunton, VA 24401

Fax:  __________________

___________________________________

Kenneth R. Boward

Address for Notices:

47 Hereford Drive

Fishersville, VA 22939

Fax:  ___________________

________________________________

S. Craig Highland, as Custodian for Lesleigh Hope Highland

Address for Notices:

160 Torry Lane

Stuarts Draft, Virginia 24477

Fax:_________________

________________________________

S. Craig Highland, as Custodian for Zachary Lane Highland

Address for Notices:

160 Torry Lane

Stuarts Draft, Virginia 24477

Fax:_________________

MANAGEMENT

SHAREHOLDERS (continued):

S. CRAIG HIGHLAND AND C. LYNN HIGHLAND, as Joint Tenants in Common

By:  ____________________________

        S. Craig Highland

By:  ____________________________

        C. Lynn Highland

Address for Notices:

160 Torry Lane

Stuarts Draft, Virginia 24477

EXHIBIT A

JOINDER TO SHAREHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended and Restated Shareholders Agreement dated as of _____________, 2006 (the “Shareholders Agreement”) among NTELOS Holdings Corp., Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP, Citigroup Venture Capital Equity Partners, L.P., CVC/SSB Employee Fund, L.P., CVC Executive Fund LLC and the other parties listed on the signature pages thereof, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Shareholders Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ ___, ______

[NAME OF JOINING PARTY]

By:  ______________________

       Name:

        Title

Address for Notices: